                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           Helmerich & Payne, Inc.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

                                    Common
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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                            HELMERICH & PAYNE, INC.
                             UTICA AT TWENTY-FIRST
                             TULSA, OKLAHOMA 74114

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders of Helmerich & Payne, Inc., will be held on the 41st Floor of the First National Tower Building, 15 East 5th Street, Tulsa, Oklahoma, at 12:00 noon, Tulsa time, on Wednesday, March 5, 1997, for the following purposes:

          1. To elect two Directors comprising the class of Directors of the Corporation known as the "Third Class" for a three-year term expiring in 2000.

          2. To consider and vote upon the approval of the proposed Helmerich & Payne, Inc. 1996 Stock Incentive Plan (a copy of which is attached hereto and marked Exhibit "A").

          3. To consider and vote upon the approval of the proposed Helmerich & Payne, Inc. Non-Employee Directors' Stock Compensation Plan (a copy of which is attached hereto and marked Exhibit "B").

          4. To consider and transact any other business which properly may come before the meeting or any adjournment thereof.

     In accordance with the By-Laws, the close of business on January 9, 1997, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, said meeting. The stock transfer books will not close.

     The Corporation's Proxy Statement is submitted herewith. The annual report for the year ended September 30, 1996, has been mailed previously to all stockholders.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE TRANSACTED, ARE URGED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE CORPORATION IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                                             By Order of the Board of Directors

                                                    /s/ STEVEN R. MACKEY
                                                      STEVEN R. MACKEY
                                                         Secretary
Tulsa, Oklahoma
January 27, 1997

                            HELMERICH & PAYNE, INC.
                             UTICA AT TWENTY-FIRST
                             TULSA, OKLAHOMA 74114
                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                              GENERAL INFORMATION

     The enclosed proxy is being solicited by and on behalf of the Board of Directors of Helmerich & Payne, Inc. (the "Corporation"), and will be voted at the Annual Meeting of Stockholders on March 5, 1997. This statement and the accompanying proxy are first being sent or given to stockholders on or about January 27, 1997.

     Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivery of a later-dated proxy.

     The cost of this solicitation will be paid by the Corporation. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals. The Corporation does not intend to cause a solicitation to be made by specially engaged employees or other paid solicitors.

     At the close of business on January 9, 1997, there were 26,764,476 issued and outstanding shares of the common stock of the Corporation, the holders of which, except the Corporation which is the holder of 1,845,376 shares of treasury stock, are entitled to one vote per share on all matters. There is no other class of securities of the Corporation entitled to vote at the meeting. Only stockholders of record at the close of business on January 9, 1997, will be entitled to vote at the Annual Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the name and address of each stockholder of the Corporation who, to the knowledge of the Corporation, beneficially owns more than 5% of the Corporation's common stock, the number of shares beneficially owned by each, and the percentage of outstanding stock so owned, as of January 9, 1997.

                                                        AMOUNT AND
                                                        NATURE OF       PERCENT
    TITLE                 NAME AND ADDRESS              BENEFICIAL        OF
  OF CLASS              OF BENEFICIAL OWNER            OWNERSHIP(1)      CLASS
-------------    ----------------------------------    ------------     -------
Common           The Capital Group Companies, Inc.
  Stock......      333 South Hope Street
                   Los Angeles, California 90071         2,488,700(2)    9.987%
Common           State Farm Mutual Automobile
  Stock......      Insurance Company
                 One State Farm Plaza
                   Bloomington, Illinois 61710           2,064,300       8.284%

                                                        AMOUNT AND
                                                        NATURE OF       PERCENT
    TITLE                 NAME AND ADDRESS              BENEFICIAL        OF
  OF CLASS              OF BENEFICIAL OWNER            OWNERSHIP(1)      CLASS
-------------    ----------------------------------    ------------     -------
Common Stock     FMR Corp.
                   82 Devonshire Street
                   Boston, Massachusetts 02109           1,373,997(3)    5.514%
Common Stock     W. H. Helmerich, III
                   1579 East 21st Street
                   Tulsa, Oklahoma 74114                 1,252,810(4)    5.028%

---------------

(1) Unless otherwise indicated, all shares are owned directly by the named person or entity, with such person or entity possessing sole voting and investment power with respect to such shares.

(2) Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc., exercise investment discretion with respect to 1,388,700 and 1,100,000 shares, respectively. This information is based upon The Capital Group Companies, Inc.'s Schedule 13G dated February 9, 1996.

(3) Includes 1,345,024 shares beneficially owned by Fidelity Management & Research Company and 28,973 shares beneficially owned by Fidelity Management Trust Company. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity Management & Research Company, and the Fidelity funds each has sole power to dispose of 1,345,024 shares owned by the funds. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, has sole voting and dispositive power over 28,973 shares. This information is based upon FMR's Schedule 13G dated November 8, 1996.

(4) Includes 150,000 shares owned by The Helmerich Foundation, an Oklahoma charitable trust, for which Mr. Helmerich is Trustee, and 10,000 shares owned by Ivy League, Inc., of which Mr. Helmerich is President and Director. Mr. Helmerich possesses sole voting and investment power over all indirectly owned shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the total number of shares of common stock beneficially owned by each of the present Directors and nominees, the Corporation's Chief Executive Officer ("CEO") and the other four most highly compensated executive officers (the Chief Executive Officer and other four most highly compensated executive officers collectively, the "named executive officers"), and all Directors and Executive Officers as a group, and the percent of the outstanding common stock so owned by each as of January 9, 1997.

                                              AMOUNT AND
                                              NATURE OF       PERCENT
 DIRECTORS AND NAMED                          BENEFICIAL        OF
  EXECUTIVE OFFICERS      TITLE OF CLASS     OWNERSHIP(1)      CLASS
----------------------    --------------     ------------     -------
W. H. Helmerich, III        Common Stock       1,252,810(2)    5.028%
Hans Helmerich              Common Stock         154,679(3)     .621%
George S. Dotson            Common Stock          71,784(4)     .288%
Steven R. Shaw              Common Stock          34,876(5)     .140%
Douglas E. Fears            Common Stock          22,912(6)     .092%
Steven R. Mackey            Common Stock           9,337(7)     .038%
L. F. Rooney, III           Common Stock           2,000        .008%
John D. Zeglis              Common Stock           1,500        .006%
Glenn A. Cox                Common Stock           1,000(8)     .004%
George A. Schaefer          Common Stock           1,000        .004%
William L. Armstrong        Common Stock           1,000        .004%
All Directors and
  Executive Officers
  as a Group(12)            Common Stock       1,555,216(9)    6.239%

---------------

(1) Unless otherwise indicated, all shares are owned directly by the named person, and he has sole voting and investment power with respect to such shares.

(2) Includes 150,000 shares owned by The Helmerich Foundation, an Oklahoma charitable trust, for which Mr. Helmerich is Trustee, and 10,000 shares owned by Ivy League, Inc., of which Mr. Helmerich is President and Director. Mr. Helmerich possesses sole voting and investment power over all indirectly owned shares.

(3) Includes options to purchase 686 shares exercisable within 60 days; 12,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; 3,561 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1996; 11,075 shares owned by Mr. Hans Helmerich's wife, with respect to which he has disclaimed all beneficial ownership; 7,400 shares held by Mr. Helmerich as Trustee for various trusts for members of his immediate family, as to which he has sole voting and investment power; 1,000 shares held by Mr. Helmerich as a Co-trustee for a family trust for which he shares voting and investment power; and 14,450 shares held by The Helmerich Trust, an Oklahoma charitable trust, for which Mr. Helmerich is a Co-trustee, for which he shares voting and investment power.

(4) Includes options to purchase 2,056 shares exercisable within 60 days; 9,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; 6,710 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1996; 650 shares held in a trust for a family member for which Mr. Dotson, as a Co-trustee, shares voting and investment power; 300 shares held by Mr. Dotson as custodian for his children under the Uniform Gifts to Minors Act; 450 shares owned by Mr. Dotson's wife, with respect to which he has disclaimed all beneficial ownership; and 3,000 shares owned by a charitable foundation, for which Mr. Dotson is Trustee.

(5) Includes options to purchase 2,056 shares exercisable within 60 days; 8,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; 2,928 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1996; and 500 shares held by Mr. Shaw as custodian for his daughter.

(6) Includes 7,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; and 2,082 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1996.

(7) Includes 7,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; and 2,337 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1996.

(8) All shares are held in a revocable trust known as the Glenn A. Cox Trust, UTA, with respect to which voting and investment power are shared with Mr. Cox's wife.

(9) Includes options to purchase 6,775 shares exercisable within 60 days; 43,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; and 17,959 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1996.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors of the Corporation ("Board") is divided into three classes -- First Class, Second Class, and Third Class -- whose terms expire in different years. The terms of the Directors of the Third Class expire this year, and their successors are to be elected at this Annual Meeting. The terms of the Directors of the First Class and the Second Class do not expire until 1998 and 1999, respectively, and consequently their successors are not to be elected at this Annual Meeting. Upon the conclusion of this Annual Meeting, the First and Second Classes of Directors will be comprised of three Directors each, and the Third Class of Directors will be comprised of two Directors.

     The Directors belonging to the First Class and the Second Class, which are not coming up for election at this meeting, and the Nominees for Directors of the Third Class, are as follows:

DIRECTORS OF THE FIRST CLASS

                                                                                              YEAR
                                 EXPIRATION                                                  FIRST
                                 OF PRESENT               PRINCIPAL OCCUPATION               BECAME
     NAME                  AGE      TERM               AND CURRENT DIRECTORSHIPS            DIRECTOR
     ----                  ----  ----------   --------------------------------------------  --------
Hans Helmerich              38      1998      President of the Corporation and Chief          1987
                                                Executive Officer; holds similar positions
 [photograph                                    as Chairman or President and as Chief
   omitted]                                     Executive Officer of subsidiary companies;
                                                Director of Atwood Oceanics, Inc.

George S. Dotson            56      1998      Vice President of the Corporation and           1990
                                                President and Chief Operating Officer of
 [photograph                                    Helmerich & Payne International Drilling
   omitted]                                     Co.; holds similar positions as President
                                                and Chief Operating Officer of Helmerich &
                                                Payne International Drilling Co.
                                                subsidiary companies. Director of Atwood
                                                Oceanics, Inc.

George A. Schaefer          68      1998      Retired Chairman and Chief Executive Officer    1988
                                                of Caterpillar Inc. (Manufacturer of
 [photograph                                    earthmoving, construction, and
   omitted]                                     materials-handling machinery and
                                                equipment). Director of Aon Corporation;
                                                McDonnell Douglas Corporation; Morton
                                                International; and Caterpillar Inc.

DIRECTORS OF THE SECOND CLASS

                                                                                              YEAR
                                 EXPIRATION                                                  FIRST
                                 OF PRESENT               PRINCIPAL OCCUPATION               BECAME
     NAME                  AGE      TERM               AND CURRENT DIRECTORSHIPS            DIRECTOR
     ----                  ----  ----------   --------------------------------------------
John D. Zeglis              49      1999      Senior Vice President -- General Counsel and    1989
                                                Government Affairs of American Telephone
 [photograph                                    and Telegraph Company (provides products,
   omitted]                                     services, and systems for the movement and
                                                management of information, including U.S.
                                                and international long-distance
                                                telecommunications services,
                                                telecommunications products for busi-
                                                nesses and consumers, network transmission
                                                systems and equipment, computers, and
                                                electronic components). Director of
                                                Illinova Corp.; and Illinois Power Co.

William L. Armstrong        59      1999      Chairman of Ambassador Media Corporation and    1992
                                                Cherry Creek Mortgage Company (television
 [photograph                                    broadcasting and mortgage banking).
   omitted]                                     Director of International Family
                                                Entertainment, Inc.; Provident Life &
                                                Accident Insurance Company of America; and
                                                Storage Technology Corporation.

L. F. Rooney, III           43      1999      Chairman, Manhattan Construction Company        1996
                                                (construction and construction management
 [photograph                                    services) and President of Rooney Brothers
   omitted]                                     Company (holding company with interests in
                                                construction, electronics and building
                                                components). Director of BOK Financial
                                                Corporation and the Bank of Oklahoma, N.A.

NOMINEES FOR THE DIRECTORS OF THE THIRD CLASS

                                                                                              YEAR
                                  EXPIRATION                                                 FIRST
                                  OF PRESENT              PRINCIPAL OCCUPATION               BECAME
      NAME                  AGE      TERM               AND CURRENT DIRECTORSHIPS           DIRECTOR
      ----                  ----  ----------   -------------------------------------------
W. H. Helmerich, III         74      1997      Chairman of the Board of the Corporation.      1949
                                                 Director of Atwood Oceanics, Inc.;
[Photograph                                      Liberty Bancorp, Inc.; Liberty Bank and
  Omitted]                                       Trust Company of Tulsa, N.A.; and Liberty
                                                 Bank and Trust Company of Oklahoma City,
                                                 N.A.

Glenn A. Cox                 67      1997      Retired President and Chief Operating          1992
                                                 Officer of Phillips Petroleum Company
[Photograph                                      (large integrated oil company). Director
  Omitted]                                       of Bank of Oklahoma, N.A.; BOK Financial
                                                 Corporation; The Williams Companies,
                                                 Inc.; and Union Texas Petroleum Holdings,
                                                 Inc.

     With regard to the election of the Directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. Unless otherwise specified, the proxies on the enclosed form which are executed and returned will be voted for the nominees listed above as "Nominees for Directors of the Third Class." The proxies executed and returned on the enclosed form can be voted only for the named nominees. If any one of the nominees is not a candidate at the Annual Meeting, an event which management does not anticipate, the proxies will be voted for a substitute nominee. The election of Directors will require the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. In all matters other than election of directors, a majority of shares of common stock voting in person or by proxy is required for approval. Abstentions and broker non-votes shall not be counted except for purposes of determining the presence of a quorum at the meeting.

     The Corporation's transfer agent will tabulate all votes which are received prior to the date of the Annual Meeting. The Corporation has appointed two employee inspectors to receive the transfer agent's tabulation, to tabulate all other votes, and to certify the voting results.

     The principal occupation of each of the Directors and the Nominees for Directors of the Third Class is as set forth in the tables above and has been the same occupation for the past five years except with respect to Mr. Glenn A. Cox, who retired effective December 23, 1991, after being President and Chief Operating Officer of Phillips Petroleum Company since 1985, and Mr. L. F. Rooney, III who was President of Manhattan Construction Company prior to 1994. Mr. Hans Helmerich is a son of Mr. W. H. Helmerich, III.

ATTENDANCE

     There were four regularly scheduled meetings and two special meetings of the Board held during fiscal 1996. No Director attended fewer than 75% of the aggregate of the total number of the meetings of the Board of Directors and its committees held during fiscal 1996.

COMMITTEES

     Mr. Glenn A. Cox and Mr. L. F. Rooney, III are members of the Audit Committee. The functions of the Audit Committee include: (1) reviewing with management and the Corporation's independent accountants the scope of the various audits to be conducted during the coming year; (2) reviewing with management and the independent accountants the results of such audits, including the auditor's comments on the Corporation's accounting policies and the adequacy of the internal controls; (3) discussing with management and the independent accountants the Corporation's annual financial statements; (4) reviewing fees paid to, and the scope of services provided by, the independent accountants; (5) reviewing the independence of the independent accountants; (6) recommending to the full Board the engagement or discharge of the independent accountants; and
(7) monitoring compliance with the Foreign Corrupt Practices Act. During the year ended September 30, 1996, the Audit Committee held two meetings.

     Mr. George A. Schaefer, Mr. John D. Zeglis, and Mr. William L. Armstrong are members of the Human Resources Committee. The functions of the Human Resources Committee are to review and make recommendations or decisions regarding: (1) the election and salaries of officers and key management employees; (2) bonus awards, stock option plans and awards, and other fringe benefit plans; and (3) management succession. During the year ended September 30, 1996, the Human Resources Committee held three meetings.

     The Corporation does not have a nominations committee. All nominations are presented to the Board.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The information contained in the following Summary Compensation Table for fiscal years 1996, 1995, and 1994 is furnished with respect to the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                                                ---------------------------------
                               ANNUAL COMPENSATION                      AWARDS
                     ----------------------------------------   -----------------------
                                                     (1)           (2)          (3)       PAYOUTS
                                                    OTHER       RESTRICTED   SECURITIES   -------       (4)
                                                    ANNUAL        STOCK      UNDERLYING    LTIP      ALL OTHER
NAME AND PRINCIPAL                               COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
     POSITION        YEAR   SALARY($) BONUS($)       ($)           ($)          (#)         ($)         ($)
-------------------  -----  -------   --------   ------------   ----------   ----------   -------   ------------
Hans Helmerich       1996   346,250   200,000        1,085          --         45,000       --          7,500
President and        1995   281,250   150,000          630          --             --       --          9,240
CEO                  1994   247,925    75,000          635          --             --       --          9,562

George S. Dotson     1996   313,750   160,000        2,108          --         30,000       --          7,500
Vice President       1995   252,354   120,000          630          --             --       --         10,050
and President of     1994   219,800    70,000          650          --             --       --          8,430
Drilling Subsidiary

Steven R. Shaw       1996   213,250    80,000        1,237          --         20,000       --          7,500
Vice President       1995   183,375    55,000          630          --             --       --         10,919
Production           1994   170,000    35,000          632          --             --       --          6,807

Douglas E. Fears     1996   166,250    50,000          666          --         15,000       --         10,313
Vice President       1995   150,236    40,000          630          --             --       --          8,351
Finance              1994   140,600    15,000          630          --             --       --          5,921

Steven R. Mackey     1996   164,250    50,000        1,670          --         15,000       --          8,915
Vice President and   1995   150,275    35,000          631          --             --       --          8,264
General Counsel      1994   139,850    15,000          631          --             --       --          5,883

---------------

(1) The amounts specified in this column represent payments of estimated tax liability with respect to Corporation-provided health and retirement benefits. The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10% of the total annual salary and bonus reported for each of the named executive officers.

(2) As of September 30, 1996, Messrs. Helmerich, Dotson, Shaw, Fears, and Mackey held 12,000, 9,000, 8,000, 7,000, and 7,000 shares of restricted stock, respectively, with the value thereof on September 30, 1996 being $523,500, $392,625, $349,000, $305,375, and $305,375, respectively. Notwithstanding these reported amounts, the actual value of the restricted stock held by the named executive officers will depend on the market value of the Corporation's stock at a future date. Dividends will be payable on shares if and to the extent dividends are paid on the Corporation's stock generally.

(3) The references to "SARs" in the Summary Compensation Table and all other tables in this Proxy Statement have been omitted, since the Corporation has never authorized any SARs.

(4) With respect to each of the named executive officers, the amounts specified in this column represent only the Corporation's matching contributions to its 401(k) Plan in behalf of each such executive officer.

STOCK OPTION GRANTS

     The following table provides information with respect to stock options granted during fiscal year 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                             --------------------------------------------------
                                                          PERCENT OF
                                             NUMBER OF      TOTAL                                  GRANT DATE
                                             SECURITIES    OPTIONS                                    VALUE
                                             UNDERLYING   GRANTED TO                              -------------
                                              OPTIONS     EMPLOYEES    EXERCISE OR                 GRANT DATE
                                              GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   PRESENT VALUE
                    NAME                       (#)(1)        YEAR       ($/SH)(2)       DATE          $(3)
-------------------------------------------------------   ----------   -----------   ----------   -------------
Hans Helmerich...............................   45,000       .1822        28.00         12/5/05      285,750
George S. Dotson.............................   30,000       .1215        28.00         12/5/05      190,500
Steven R. Shaw...............................   20,000       .0810        28.00         12/5/05      127,000
Douglas E. Fears.............................   15,000       .0607        28.00         12/5/05       95,250
Steven R. Mackey.............................   15,000       .0607        28.00         12/5/05       95,250

---------------

(1) These options were granted pursuant to the Helmerich & Payne, Inc. 1990 Stock Option Plan and are nonqualified stock options which vest in increments of 40%, 30% and 30% on March 7, 1998; March 7, 1999; and March 7, 2000; respectively.

(2) The exercise price is the fair market value of the Corporation's stock on the grant date.

(3) The hypothetical present values on grant date were calculated under a modified Black-Scholes model, which is a mathematical formula used to value options. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value the options include the stock's expected annual volatility rate (24.5%), risk free rate of return (5.71%), dividend yield (1.80%), term (10 years), and discounts for forfeiture of unvested shares (16.71%) and reduced term on vested shares (22.07%).

     The ultimate values of these options will depend on the future market price of the Corporation's stock, which cannot be forecast with reasonable accuracy. The Corporation does not believe that the Black-Scholes model, whether modified or not modified, or any other valuation model, is a reliable method of computing the present value of the Corporation's employee stock options. The actual value, if any, the optionee will realize upon exercise of the options will depend on the excess of the market value of the Corporation's stock over the exercise price on the date of exercise.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the named executive officers of the Corporation concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                 NUMBER OF
                                                                                SECURITIES        VALUE OF
                                                                                UNDERLYING      UNEXERCISED
                                                                                UNEXERCISED     IN-THE-MONEY
                                                                                OPTIONS AT       OPTIONS AT
                                                                                 FY-END(#)      FY-END($)(1)
                                         SHARES ACQUIRED                       EXERCISABLE/     EXERCISABLE/
                  NAME                   ON EXERCISE(#)    VALUE REALIZED($)   UNEXERCISABLE   UNEXERCISABLE(2)
--------------------------------------------------------   -----------------   -------------   --------------
Hans Helmerich...........................      5,250             60,047             2,056/          29,683/
                                                                                   54,170          864,880
George S. Dotson.........................      5,250             74,484             2,056/          29,683/
                                                                                   39,170          630,505
Steven R. Shaw...........................      5,250             76,453             2,056/          29,683/
                                                                                   29,170          474,255
Douglas E. Fears.........................         --                 --             1,800/          25,987/
                                                                                   24,000          393,676
Steven R. Mackey.........................      3,855             30,832                --/              --/
                                                                                   24,171          396,145

---------------

(1) Fair market value used for computations in this column was $43.625 per share, which was the Corporation's closing price of its common stock on September 30, 1996.

(2) The Incentive Stock Option Plan pursuant to which certain options noted in this table were granted contains a cumulative restriction feature requiring sequential exercise of options granted under such plan.

LONG-TERM INCENTIVE PLANS

     There were no long-term incentive plan awards to the named executive officers in the last fiscal year.

PENSION PLANS

     The pension plan benefit under the Corporation's retirement plan is calculated pursuant to the following formula:

                 Compensation X 1.5% = Annual Pension Benefit.

Pension benefits, which are accrued annually, are determined based on compensation received throughout a participant's career. "Compensation" includes salary, bonus, vacation pay, sick pay, Section 401(k) elective deferrals, and
Section 125 "cafeteria plan" deferrals. Therefore, the pension benefit is not determined primarily by final compensation and years of service.

     Based upon this formula, an assumed annual salary growth rate of 6%, and an age 62 retirement date, the estimated annual benefits payable to each named executive officer at retirement are:

                                                                                     ANNUAL
                                                                       CURRENT     RETIREMENT
                                  NAME                                   AGE       BENEFIT(1)
    -----------------------------------------------------------------  -------     ----------
    Hans Helmerich...................................................     38        $465,742
    George S. Dotson.................................................     56        $143,369
    Steven R. Shaw...................................................     46        $133,422
    Douglas E. Fears.................................................     47        $ 95,241
    Steven R. Mackey.................................................     46        $103,630

---------------

(1) The annual retirement benefit has not been reduced for statutory compensation and benefit limits, as amounts over these limits would be payable pursuant to the Supplemental Retirement Income Plan for Salaried Employees of Helmerich & Payne, Inc. The benefits listed above are computed as a straight single life annuity and are not subject to any reduction for Social Security or other offset amounts.

REPORT ON REPRICING OF OPTIONS

     There were no adjustments or amendments to the exercise price of stock options previously awarded to any of the named executive officers during the last fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, the members of the Corporation's Human Resources Committee (which functions as the Corporation's compensation committee) were Mr. George A. Schaefer, Mr. John D. Zeglis, and Mr. William L. Armstrong. No executive officer of the Corporation has any relationship covered by the Compensation Committee Interlock regulations.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-OF-CONTROL ARRANGEMENTS

     The Helmerich & Payne, Inc. 1990 Stock Option Plan contains a provision whereby all stock options will automatically become fully vested and immediately exercisable in the event of a "change of control" of the Corporation, as defined in such plan. Pursuant to an agreement between the Corporation and each of the participants under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc., all restricted shares will automatically become fully vested, free of restrictions, in the event of a "change of control" of the Corporation, as defined in such agreement.

     If a named executive officer dies prior to age 65 while employed by the Corporation or after having retired under the Corporation's pension plan, then pursuant to an agreement with each named executive officer the surviving spouse of such deceased executive will be paid $2,250 per month for 120 consecutive months, commencing upon the date of death. Alternatively, if the named executive officer remains in the employment of the Corporation until age 65 or has retired under the provisions of the Corporation's pension plan, then commencing on his 65th birthday such executive officer shall be paid $225 per month for 120 consecutive months.

                        HUMAN RESOURCES COMMITTEE REPORT

     Decisions with regard to the compensation of the Corporation's executive officers are generally made by the Human Resources Committee of the Board ("Committee"). Each member of the Committee is a non-employee director. Decisions about awards under the Corporation's stock-based compensation plans are made by the Committee and reported to the Board. All other decisions by the Committee relating to compensation of the Corporation's executive officers are reviewed and approved by the Board. Generally, the Committee meets in December following the end of a particular fiscal year to consider prospective calendar-year salary adjustments, as well as to consider bonus compensation for executive officers for the prior fiscal year.

  Executive Officer Compensation Policies

     The Corporation's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Corporation's performance, recognize individual initiative and achievements, and assist the Corporation in attracting and retaining qualified executives. The Committee relies in large part on compensation studies for the determination of competitive compensation. These studies include salary and bonus compensation data from several competitor companies including certain of those companies contained within the S&P Oil & Gas (Drilling & Equipment) Index on page 15 of this Proxy Statement. Also, when the Committee contemplates the awarding of stock options or restricted stock to its executives, it considers the nature and amount of stock awards made by competitor companies to their executive officers. In order to implement these objectives, the Corporation has developed a straightforward compensation package consisting of salary, annual bonus, and periodic awards of stock options and/or restricted stock. Each element of the compensation package serves a particular purpose. Salary and bonus are primarily designed to reward current and past performance. Awards of stock options and restricted stock are primarily designed to tie a portion of each executive's compensation to long-term future performance of the Corporation. The Committee believes that stock ownership by management through stock-based compensation arrangements is beneficial in aligning management's and stockholders' interests. The value of these awards will increase or decrease based upon the future price of the Corporation's stock. Base salaries are conservatively set to recognize individual performance while attempting to approximate the average level of base salaries among the Corporation's competitors. Annual bonuses to executive officers are awarded based upon corporate performance criteria, competitive considerations, and the Committee's subjective determination of individual performance.

     During fiscal 1996 the Committee, with the assistance of Hewitt Associates LLC (an independent compensation consultant), reviewed the Corporation's executive compensation policies. As a result of this review, the Committee modified certain of its annual bonus award guidelines; granted stock options to its executive officers and other key employees; and recommended approval of the Helmerich & Payne, Inc. 1996 Stock Incentive Plan.

     In determining executive compensation for fiscal 1996, the Committee considered the Corporation's overall historical performance and its future objectives, together with fiscal 1996 corporate performance. The Committee believes that this policy provides a certain degree of stability in executive compensation considering the cyclical nature of the Corporation's businesses. Within this framework, the Committee considered several equally weighted corporate and divisional performance objectives in making its compensation decisions in fiscal 1996. The performance objectives applicable to the entire corporation were: earnings per share; net income as a percentage of invested capital; and status of the Corporation's competitive position.

The divisional objectives were: cash flow from operations; return on invested capital; after-tax income; and reserve replacement. The Committee determined that each of these performance objectives had been met or exceeded during fiscal 1996.

     Each of the executive officers was assigned a 1996 target bonus award expressed as a percentage of base salary. Each of the executive officers was also assigned a corporate and/or divisional performance weighting percentage based upon each officer's corporate and/or divisional responsibilities. Whether an executive officer earns all or a portion of his target bonus award depends upon satisfaction of performance objectives, corporate and/or divisional weighting and the Committee's subjective determination of individual performance.

     During fiscal 1996, stock options were awarded to the executive officers and other key employees. In making these stock option awards, the Committee considered both individual performance and the amount of stock option awards made by competitors.

     Section 162(m) of the Internal Revenue Code provides that certain compensation to certain executive officers in excess of $1 million will not be deductible for federal income tax purposes. The current compensation levels of the Corporation's executive officers are well below the $1 million threshold. In the event that the Corporation's compensation levels approach the $1 million deduction cap, the Committee will further analyze Section 162(m) and take such action as it deems appropriate.

  Compensation Paid to the Chief Executive Officer

     Mr. Helmerich's compensation is determined in the same manner as described for the other executive officers. In fiscal 1996, Mr. Helmerich earned a $200,000 bonus and a 23.11% salary increase. In addition the Corporation awarded Mr. Helmerich stock options to purchase 45,000 shares of stock. The increase in CEO compensation was made in light of the significant increase in the Corporation's per share earnings during fiscal 1996 and the Committee's subjective assessment of Mr. Helmerich's performance as CEO.

                   SUBMITTED BY THE HUMAN RESOURCES COMMITTEE

     George A. Schaefer         John D. Zeglis         William L. Armstrong

PERFORMANCE GRAPH

     The following performance graph reflects yearly percentage change in the Corporation's cumulative total stockholder return on common stock as compared with the cumulative total return of the S&P 500 Index and the S&P Oil & Gas (Drilling & Equipment) Index. All cumulative returns assume reinvestment of dividends and are calculated on a fiscal year basis ending on September 30 of each year.

                    CUMULATIVE TOTAL RETURN ON COMMON STOCK

      MEASUREMENT PERIOD          BASE PERIOD
    (FISCAL YEAR COVERED)            SEP91           SEP92           SEP93           SEP94           SEP95           SEP96
HELMERICH & PAYNE                       100.00          117.92          150.91          127.12          129.40          203.76
S&P OIL & GAS (DRILLING &
EQUIPMENT)-500                          100.00          103.63          108.46           93.82          112.48          150.86
S&P 500 INDEX                           100.00          111.05          125.49          130.11          168.82          203.14

DIRECTOR COMPENSATION

     Each non-employee Director of the Corporation presently receives a retainer of $2,500 per quarter on each December 1, March 1, June 1, and September 1 that he is a Director and an attendance fee of $2,500 for each regularly scheduled meeting that he attends, plus expenses incurred in connection with attending meetings. Mr. W. H. Helmerich, III receives no compensation from the Corporation for serving as its Chairman of the Board. In addition, members of the Audit Committee and the Human Resources Committee receive a fee of $500 per meeting attended, plus expenses incurred in connection with attending meetings. It is anticipated that there will be four regularly scheduled meetings of the Board during fiscal 1997.

     The Helmerich & Payne, Inc. Non-Employee Directors' Stock Compensation Plan provides, subject to stockholder approval, for each non-employee Director's retainer fee to be paid through an award of the Corporation's common stock in lieu of a cash payment. See Proposal 3 and Exhibit "B" attached to this Proxy Statement.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Mr. W. H. Helmerich, III, Chairman of the Board, retired from the Corporation in December of 1989. Pursuant to a consulting agreement with the Corporation, he receives $154,800 per year for a one-year term commencing January 1, 1990, plus reimbursement of reasonable business, travel, and other expenses in consideration of his agreement to provide advisory and consulting services (exclusive of services rendered by Mr. Helmerich as Chairman of the Board) to the Corporation. The consulting agreement is automatically renewed for successive one-year terms unless terminated by the Corporation or Mr. W. H. Helmerich, III.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     For the fiscal year ended September 30, 1996, all reports were filed on a timely basis with the Securities and Exchange Commission except that a Form 3 for Mr. L. F. Rooney, III, a Director of the Corporation, was filed on October 15, 1996, rather than on the due date of September 14, 1996.

     In making these disclosures, the Corporation has relied solely upon the written representations of its Directors and executive officers, and copies of the reports they have filed with the Securities and Exchange Commission.

INDEPENDENT ACCOUNTANTS

     The independent public accounting firm selected by the Corporation for the current year which audited the accounts of the Corporation for the fiscal year most recently completed is Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the stockholders' meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions.

                                   PROPOSAL 2

                      APPROVAL OF HELMERICH & PAYNE, INC.
                           1996 STOCK INCENTIVE PLAN

     Currently the Corporation has stock options outstanding under the Helmerich & Payne, Inc. Incentive Stock Option Plan approved by the Stockholders on March 3, 1982 ("ISOP"), and under the Helmerich & Payne, Inc. 1990 Stock Option Plan approved by the Stockholders on March 6, 1991 ("1990 SOP"). Also, the Corporation currently has grants outstanding under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc. ("Restricted Plan") approved by the Stockholders on March 6, 1990. Since options will not be awarded nor restricted stock granted after December 4, 1996 under the ISOP, 1990 SOP and the Restricted Plan and in order, among other things, to permit the Corporation to grant stock options and/or restricted stock to key employees in the future, it is proposed that the stockholders approve the Helmerich & Payne, Inc. 1996 Stock Incentive Plan (the "Stock Incentive Plan").

     The Board has adopted, subject to stockholder approval, the Stock Incentive Plan, which will have the effect of authorizing the Corporation through the Committee to grant non-qualified stock options, incentive stock options and restricted stock awards to key employees. The Board has reserved 2,000,000 shares of common stock of the Corporation for grant to participants designated by the Committee under the Stock Incentive Plan. A description of the Stock Incentive Plan appears below. A copy of the Stock Incentive Plan is attached to this Proxy Statement as Exhibit "A" and the description contained herein is qualified in its entirety by reference to the complete text of the Stock Incentive Plan. Capitalized terms used below not otherwise defined herein shall have the meaning ascribed to them in the Stock Incentive Plan.

BACKGROUND

     The purpose of the Stock Incentive Plan is to create incentives that are designed to motivate key employees of the Corporation to put forth maximum efforts toward the success and growth of the Corporation and to enable the Corporation to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Corporation's success. Toward these objectives, the Stock Incentive Plan provides for the granting of options and restricted stock awards.

ADMINISTRATION

     The Stock Incentive Plan provides for administration by the Committee. Among the powers granted to the Committee are the powers to interpret the Stock Incentive Plan, establish rules and regulations for its operation, select employees of the Corporation and its subsidiaries to receive awards, and, subject to the other terms and provisions of the Stock Incentive Plan, determine the timing, form, amount and other terms and conditions pertaining to any award.

ELIGIBILITY FOR PARTICIPATION

     Any key employee of the Corporation or any of its subsidiaries is eligible to participate in the Stock Incentive Plan. The selection of participants from among key employees is within the discretion of the Committee. Approximately 50 employees are eligible to participate in the Stock Incentive Plan. The benefits or amounts to be received by or allocated to the participants in the Stock Incentive Plan will be determined in the sole discretion of the Committee.

TYPES OF AWARDS

     The Stock Incentive Plan provides for the granting of any or all of the following types of awards: (i) stock options, including non-qualified stock options and stock options intended to qualify as "incentive stock options" under
Section 422 of the Code; and (ii) restricted stock. The awards may be granted singly or in combination as determined by the Committee.

AMENDMENT OF THE STOCK INCENTIVE PLAN

     The Corporation, through the Board, may amend the Stock Incentive Plan at any time, but may not, without stockholder approval, adopt any amendment that would increase the maximum number of shares that may be issued under the Stock Incentive Plan (except for certain antidilution adjustments described below), or materially modify any provision of the Stock Incentive Plan. In addition, the Stock Incentive Plan provides for the automatic adjustment of the number and kind of shares available thereunder and the number and kind of shares subject to outstanding awards in the event the common stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or another corporation, or if the number of shares of common stock is increased through a stock dividend. The Stock Incentive Plan also provides that an adjustment in the number of shares available thereunder and in the number of shares subject to any outstanding awards may be made if the Committee determines that any other change in the number or kind of shares of common stock equitably requires such an adjustment.

OTHER COMPONENTS OF THE STOCK INCENTIVE PLAN

     The Stock Incentive Plan authorizes the Committee to grant awards during the period beginning December 4, 1996 and ending December 3, 2006. Two million shares of common stock have been reserved for awards under the Stock Incentive Plan. Shares of common stock subject to stock option awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, which have benefits of common stock ownership (including, but not limited to, dividends), will again be available for issuance subject to awards under the Stock Incentive Plan.

STOCK OPTIONS

     Under the Stock Incentive Plan, the Committee may grant awards in the form of options to purchase shares of common stock. The Committee will, with regard to each option, determine the terms and conditions of each option, the number of shares subject to the option and the manner and time of the option's exercise. The exercise price of an option may not be less than the fair market value of the common stock on the date of grant. The exercise price of an option may be paid by a participant in cash, shares of common stock or a combination thereof. Any option granted in the form of an incentive stock option will satisfy the applicable requirements of Section 422 of the Code. Subject to the adjustment provisions of the Stock Incentive Plan, the aggregate number of shares of common stock made subject to the award of options to any participant in any fiscal year of the Corporation may not exceed 100,000. The closing price of the Corporation's common stock on January 9, 1997 was $53 per share.

RESTRICTED STOCK AWARDS

     The Stock Incentive Plan authorizes the Committee to grant awards in the form of restricted stock. Restricted stock awards will be subject to such terms, conditions, restrictions and/or limitations as the Committee deems appropriate including, but not limited to, restrictions on transferability, and continued employment. Each restricted stock award will require a minimum restriction period of 3 years. Subject to the adjustment provisions of the Stock Incentive Plan, in no event shall more than 300,000 shares of common stock be awarded to participants as restricted stock awards.

OTHER TERMS OF AWARDS

     The Stock Incentive Plan provides for the forfeiture of awards under certain circumstances as determined by the Committee. The Stock Incentive Plan authorizes the Committee to promulgate administrative guidelines for the purpose of determining what treatment will be afforded to a participant under the Stock Incentive Plan in the event of the participant's death, disability, retirement or termination for an approved reason.

     Upon granting of any award, the Committee will, by way of an award agreement, establish such other terms, conditions, restrictions and/or limitations governing the granting of such awards as are not inconsistent with the Stock Incentive Plan.

CHANGE OF CONTROL EVENT

     Upon the occurrence of a Change of Control of the Corporation, the unvested portions of all outstanding awards are immediately and automatically fully vested without the requirement of any further act of the Corporation or the participant.

FEDERAL TAX TREATMENT

     Under current federal tax law, the following are the federal tax consequences generally arising with respect to awards under the Stock Incentive Plan. A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the Corporation is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option and one year of the transfer of such shares to the participant, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Corporation will not be entitled to any deduction for federal income tax purposes.

     The participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Corporation is entitled to a corresponding deduction for the same amounts.

     A participant who has been granted a restricted stock award will not realize taxable income at the time of the grant, and the Corporation will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participant will receive taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and the Corporation will be entitled to a corresponding deduction.

NEW PLAN BENEFITS

     The Committee, in its sole discretion, selects both the participants and that number of stock options that each participant will be awarded. Since no decisions have been made with respect to the grants of any awards under the Stock Incentive Plan, it is not possible to determine the benefits or dollar amounts to be received by either the named executive officers, the executive group or the non-executive officer group.

THE CORPORATION'S BOARD HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE HELMERICH & PAYNE, INC. 1996 STOCK INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE HELMERICH & PAYNE, INC. 1996 STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF THE CORPORATION WILL BE VOTED FOR APPROVAL OF THE STOCK INCENTIVE PLAN UNLESS INSTRUCTIONS TO THE CONTRARY ARE SPECIFIED IN THE ENCLOSED PROXY.

                                   PROPOSAL 3

                    APPROVAL OF THE HELMERICH & PAYNE, INC.
                            NON-EMPLOYEE DIRECTORS'
                            STOCK COMPENSATION PLAN

     The Corporation's Board has adopted the Helmerich & Payne, Inc. Non-Employee Directors' Stock Compensation Plan (the "Plan"). The Plan provides that each member of the Board who is not an employee of the Corporation or any of its subsidiaries shall be paid a minimum of 400 shares of the Corporation's common stock annually in lieu of cash compensation otherwise payable as an annual retainer fee for services to be rendered by him or her as a Director. The Board has reserved 30,000 shares of the Corporation's common stock pursuant to the Plan. A description of the Plan appears below. A copy of the Plan is attached to this Proxy Statement as Exhibit "B" and the description contained herein is qualified in its entirety by reference to the complete text of the Plan. Capitalized terms used below not otherwise defined herein shall have the meaning ascribed to them in the Plan.

BACKGROUND

     The purpose of the Plan is to attract, retain and motivate its non-employee Directors. The Corporation believes that because of the highly competitive market for outside director talent, the best interests of the Corporation and its stockholders will be served by the availability of the Plan for its non-employee Directors, which currently total five in number.

ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Committee in the administration of the Plan shall be final and conclusive.

PARTICIPATION

     Each member of the Board who is not an employee of the Corporation or any of its subsidiaries shall participate in the Plan.

DESCRIPTION OF THE PLAN

     Each member of the Board who is not an employee of the Corporation or any of its subsidiaries shall be paid a minimum of 400 shares of the Corporation's common stock annually in lieu of cash compensation otherwise payable as an annual Director's retainer fee. No such Director will be paid more than 800 shares of the Corporation's common stock annually.

ADJUSTMENTS

     The maximum number of shares of Common Stock that may be issued under the Plan is 30,000; provided, however, that if the Corporation shall at any time increase or decrease the number of its outstanding shares of common stock or change in any way the rights and privileges of such shares as described in paragraph 7 of the Plan, then the numbers, rights and privileges of the shares issuable under the Plan shall be increased, decreased or changed in a like manner.

TERMINATION AND AMENDMENT

     Unless earlier terminated by action of the Board, the Plan will remain in effect until December 3, 2003. No termination of the Plan shall materially and adversely effect the rights or obligations of any person without his or her consent with respect to any shares of common stock theretofore earned and issuable under the Plan.

     The Plan may be amended at any time and from time to time by resolution of the Board as it shall deem advisable; provided, however, that no material amendment shall become effective without stockholder approval.

NEW PLAN BENEFITS

     Since none of the named executive officers, the executive group or the non-executive officer group are entitled to participate in the Plan, they will receive no benefits under the Plan. The table below sets forth the number of shares that each non-employee Director shall promptly receive for fiscal year 1997 if the Plan is approved by the stockholders:

                               NEW PLAN BENEFITS
                            HELMERICH & PAYNE, INC.
                            NON-EMPLOYEE DIRECTORS'
                            STOCK COMPENSATION PLAN

                                                                             DOLLAR      NUMBER
                              NAME & POSITION                                VALUE      OF SHARES
---------------------------------------------------------------------------- ------     ---------
William L. Armstrong, Director..............................................   (1)         400
Glenn A. Cox, Director......................................................   (1)         400
L. F. Rooney, III, Director.................................................   (1)         400
George A. Schaefer, Director................................................   (1)         400
John D. Zeglis, Director....................................................   (1)         400

---------------

(1) It is not possible to predict the dollar value of shares which will be awarded in the future. However, the closing price of the Corporation's common stock on January 9, 1997 was $53 per share.

THE CORPORATION'S BOARD HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE HELMERICH & PAYNE, INC. NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE HELMERICH & PAYNE, INC. NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN. PROXIES SOLICITED BY THE BOARD OF THE CORPORATION WILL BE VOTED FOR APPROVAL OF THE NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN UNLESS INSTRUCTIONS TO THE CONTRARY ARE SPECIFIED IN THE ENCLOSED PROXY.

STOCKHOLDER PROPOSALS

     The Corporation's annual meeting for 1998 will be held Wednesday, March 4, 1998. Any stockholder wishing to submit a proposal to the vote of the stockholders at such 1998 annual meeting must submit such proposal or proposals in writing to the Corporation at its executive office in Tulsa, Oklahoma,
Attention: Corporate Secretary, on or before September 30, 1997.

OTHER MATTERS

     As of this date, management knows of no business which will come before the meeting other than that set forth in the notice of said meeting. If any other matter properly comes before the meeting, the persons named as proxies will vote on it in accordance with their best judgment.

                                             By Order of the Board of Directors

                                                    /s/ STEVEN R. MACKEY
                                                      STEVEN R. MACKEY
                                                         Secretary

Dated: January 27, 1997

                                  EXHIBIT "A"

                            HELMERICH & PAYNE, INC.
                           1996 STOCK INCENTIVE PLAN

                                   ARTICLE I

                                    PURPOSE

     SECTION 1.1 Purpose. This Stock Incentive Plan is established by Helmerich & Payne, Inc. (the "Company") to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options and Restricted Stock Awards to Participants on the terms and subject to the conditions set forth in the Plan.

     SECTION 1.2 Establishment. The Plan is effective as of December 4, 1996 and for a period of 10 years after such date. The Plan will terminate on December 3, 2006, however, it will continue in effect until all matters relating to the exercise of Awards and administration of the Plan have been settled.

     The Plan shall be approved by the holders of a majority of the outstanding shares of Common Stock, present, or represented, and entitled to vote at a meeting called for such purposes, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the stockholders, Awards under the Plan may be granted to Participants, but no such Awards may be exercised or paid prior to receipt of stockholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Awards shall be void.

     SECTION 1.3 Shares Subject to the Plan. Subject to Articles IV, VIII and IX of this Plan, shares of stock covered by Options shall consist of Two Million (2,000,000) shares of Common Stock.

                                   ARTICLE II

                                  DEFINITIONS

     SECTION 2.1 "Award" means, individually or collectively, any Option or Restricted Stock Award granted under the Plan to a Participant by the Committee pursuant to such terms, conditions or restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

     SECTION 2.2 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     SECTION 2.3 "Affiliated Entity" means any partnership or limited liability company, in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliate Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control the managing director or a general partner of such partnership or limited liability company.

     SECTION 2.4  "Board" means the Board of Directors of the Company.

     SECTION 2.5  "Change of Control Event" means each of the following:

          (a) The acquisition after the effective date of this Plan by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control (i) any acquisition directly from the Company, (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition previously approved by at least a majority of the members of the Incumbent Board (as such term is hereafter defined), (v) any acquisition approved by at least a majority of the members of the Incumbent Board within five business days after the Company has notice of such acquisition, or (vi) any acquisition by any corporation pursuant to a transaction which complies with clauses
     (x), (y), and (z) of subsection (c) of this Section 2.5; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Approval by the stockholders of the Company of a reorganization, share exchange, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

     (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

          (d) Approval by the stockholders of the Company of (x) a complete liquidation or dissolution of the Company or, (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 15% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 15% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

     SECTION 2.6 "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such section.

     SECTION 2.7 "Committee" means the Human Resources Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Article III hereof. The Committee shall consist of not less than two members who are Directors.

     SECTION 2.8 "Common Stock" means the common stock, par value $.10 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in Article VIII.

     SECTION 2.9 "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     SECTION 2.10 "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

     SECTION 2.11 "Eligible Employee" means any key employee of the Company, a Subsidiary or any Affiliated Entity.

     SECTION 2.12 "Fair Market Value" means (A) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges or the NASDAQ/National Market System, the closing price of the Common Stock on such stock exchange or exchanges or the NASDAQ/National Market System on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any such stock exchange or the NASDAQ/National Market System that day, on the next preceding day on which there was a sale of such Common Stock or (B) during any such time as the Common Stock is not listed upon an established stock exchange or the NASDAQ/National Market System, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

     SECTION 2.13 "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

     SECTION 2.14 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     SECTION 2.15 "Option" means an Award granted under Article VI of the Plan and includes both Non-qualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

     SECTION 2.16 "Participant" means an Eligible Employee to whom an Award has been made by the Committee under the Plan.

     SECTION 2.17 "Plan" means the Helmerich & Payne, Inc. 1996 Stock Incentive Plan.

     SECTION 2.18 "Restricted Stock Award" means an Award granted under Article VII of the Plan.

     SECTION 2.19 "Subsidiary" shall have the same meaning set forth in Section 424 of the Code.

                                  ARTICLE III

                                 ADMINISTRATION

     SECTION 3.1 Administration by Committee. The Committee shall administer the Plan. Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (a) Select the Participants to be granted Awards.

          (b) Determine the time or times when Awards will be granted.

          (c) Determine the form of an Award, whether an Option or a Restricted Stock Award, the number of shares of Common Stock subject to the Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Option, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

          (d) Determine whether Awards will be granted singly or in combination.

          (e) Accelerate the vesting, exercise or payment of an Award or of the performance period of an Award when such action or actions would be in the best interest of the Company.

          (f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     SECTION 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

                                   ARTICLE IV

                                GRANT OF AWARDS

     SECTION 4.1 Committee to Grant Awards. The Committee may, from time to time, grant Awards to one or more Participants, provided, however, that:

          (a) Subject to Article VIII, the aggregate number of shares of Common Stock made subject to the Award of Options to any Participant in any fiscal year of the Company may not exceed 100,000.

          (b) Subject to Article VIII, in no event shall more than 300,000 shares subject to the Plan be awarded to Participants as Restricted Stock Awards (the "Restricted Stock Award Limit").

          (c) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock shall be available again for grant under the Plan and shall not count against the Restricted Stock Award Limit so long as the holder of any such Restricted Stock Award received no benefits of Common Stock ownership (including, but not limited to, dividends) from the shares of Common Stock related to such Award.

          (d) Common Stock delivered by the Company in payment of any Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

          (e) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

          (f) Separate certificates representing Common Stock to be delivered to a Participant upon the exercise of any Option will be issued to such Participant.

     SECTION 4.2 Six-Month Holding Period. With respect to Options granted hereunder to any Participant who is, or within the preceding six months was, subject to the provisions of Section 16 of the Exchange Act (an "Insider Participant"), each such Option which is an equity security must be held and not transferred by such Insider Participant for a period of six months from the Date of Grant. Nothing in this Section 4.2 shall be deemed to prohibit the exercise of Options within the six month period following the Date of Grant, but the shares of Common Stock received by an Insider Participant pursuant to the exercise of an Option must be held and not transferred for a period of six months from the Date of Grant of the Option so exercised.

                                   ARTICLE V

                                  ELIGIBILITY

     Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Employees those to whom Awards shall be granted and shall determine the type or types of Awards to be granted and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

                                   ARTICLE VI

                                 STOCK OPTIONS

     SECTION 6.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Participants. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

     SECTION 6.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

          (a) Exercise Price. As limited by Section 6.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

          (b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price;
     (iii) by directing the Company to withhold from the shares of Common Stock to be delivered to the Participant upon exercise of the Option shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price; or (iv) a combination of the foregoing. In addition to the foregoing, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (A) the broker-dealer has received from the Participant or the Company a notice evidencing the exercise of such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, upon the disposition of such shares and (C) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise ("Cashless Exercise").

          (c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Option Agreement; provided, however, no Option shall be granted for a term of more than ten years from the Date of Grant. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

          (d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option;
     (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries of Affiliated Entities, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time and (vi) the achievement by the Company of specified performance criteria.

          (e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall not be granted to Directors who are not also Eligible Employees and shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with the requirements of
     Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000. No Incentive Stock Options shall be granted to any Eligible Employee if, immediately before the grant of an Incentive Stock Option, such Eligible Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the Incentive Stock Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted.

          (f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

          (g) Stockholder Rights. No Participant shall have a right as a stockholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

                                  ARTICLE VII

                            RESTRICTED STOCK AWARDS

     SECTION 7.1 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Participant. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

     SECTION 7.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

          (a) Restriction Period. In addition to any vesting conditions determined by the Committee, including, but not by way of limitation, the achievement by the Company of specified performance criteria, vesting of each Restricted Stock Award shall require the holder to remain in the employment of the Company, a Subsidiary or an Affiliated Entity for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof; provided, however, each Restricted Stock Award shall have a minimum Restriction Period of at least three years. At the end of the Restriction Period, assuming the fulfillment of such other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. The Committee may, in its sole discretion, modify or accelerate the vesting of a Restricted Stock Award under such circumstances as it deems appropriate.

          (b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          (c) Rights as Stockholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a stockholder with respect to said shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

                                  ARTICLE VIII

                               STOCK ADJUSTMENTS

     In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in
Section 1.3 hereof, and each share theretofore appropriated or thereafter subject or which may become subject to Awards under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, in no such event will such adjustment result in a modification of any Award as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VIII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VIII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise of such Award.

     No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                                   ARTICLE IX

                                    GENERAL

     SECTION 9.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VIII); or (ii) materially modify any provision of the Plan.

     SECTION 9.2 Dividends and Dividend Equivalents. The Committee may choose, at the time of the grant of any Award or any time thereafter up to the time of payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents granted hereunder shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional shares of Common Stock.

     SECTION 9.3 Termination of Employment. If a Participant's employment with the Company, a Subsidiary or an Affiliated Entity terminates at his "Retirement Date" as such term is defined in the Helmerich & Payne, Inc. Employees' Retirement Plan, death or Disability, (i) the Participant shall be entitled to purchase all or any part of the shares subject to any vested Incentive Stock Option for a period of up to three months following such termination, and (ii) the Participant shall be entitled to purchase all or any part of the Shares subject to any vested Nonqualified Stock Option during the remaining term of the Option. If a Participant's employment terminates for any other reason, the Participant shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months following such termination. In no event shall any Option be exercisable past the term of the Option. The Committee may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

     SECTION 9.4 Limited Transferability. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options to be granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such immediate Family Members, or (iv) a partnership in which such Immediate Family Members are the only partners. In addition (x), unless the Committee otherwise permits, there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such Nonqualified Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this paragraph, and (z) subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 9.4. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 9.3 hereof the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of Section 9.3 hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9.3 hereof. No transfer pursuant to this paragraph 9.4 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. In addition, Options shall be transferable by will or the laws of descent and distribution; however, no such transfer of an Option by the Participant shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Option.

     SECTION 9.5 Withholding Taxes. A Participant may pay the amount of taxes required by law upon the exercise of an Option (i) in cash, (ii) by delivering to the Company shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes, or (iii) by directing the Company to withhold from the shares of Common Stock to be delivered to the Participant upon exercise of the Option Shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes.

     SECTION 9.6 Change of Control. Upon the occurrence of a Change of Control Event, (i) Options granted under the Plan to any Participant shall be immediately and automatically vested, fully earned and exercisable, and (ii) all restrictions upon restricted stock awarded to any Participant shall be immediately and automatically vested without further act of the Company or the Participant.

     SECTION 9.7 Amendments to Options. The Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable, earned, paid or vested, to the extent it deems appropriate; provided, however, that (i) no such amendment may reprice or reload any existing Option and (ii) any such amendment which is adverse to the Participant shall require the Participant's consent.

     SECTION 9.8 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following the Effective Date, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Options hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock subject to Options prior to:

          (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

          (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

          (c) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

     SECTION 9.9 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company or any Subsidiary. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Option.

     SECTION 9.10 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     SECTION 9.11 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     SECTION 9.12 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.

                                  EXHIBIT "B"

                            HELMERICH & PAYNE, INC.
                NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN

     1. Purpose. The purpose of the Helmerich & Payne, Inc. Non-Employee Directors' Stock Compensation Plan (the "Plan") is to advance the interests of Helmerich & Payne, Inc. (the "Company") and its stockholders by compensating members of the board of directors of the Company (the "Board") who are not employees of the Company or any of its subsidiaries with shares of the Company's common stock, par value $0.10 per share ("Common Stock"), which Common Stock may either be authorized but unissued or treasury shares, in lieu of a cash retainer for membership on the Board.

     2. Effective Date. This Plan shall become effective December 4, 1996, subject to approval of the stockholders of the Company by the affirmative vote of a majority of Common Stock present, or represented, and entitled to vote on the subject matter, at the 1997 Annual Meeting of Stockholders of the Company at which a quorum is present or by a written consent of the holders of a majority of the Company's then outstanding Common Stock.

     3. Administration. The Plan shall be administered by the Human Resources Committee of the Board (the "Committee"). The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

     4. Participation. Each member of the Board who is not a regular employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall participate in the Plan.

     5. Common Stock in Lieu of Cash. Each Non-Employee Director shall be paid no less than 400 shares nor more than 800 shares of Common Stock annually in lieu of cash compensation otherwise payable as the annual retainer fee for services to be rendered by him or her as a director.

     6. Issuance of Common Stock. There shall be issued to each Non-Employee Director, promptly at the beginning of each fiscal year during the term of this Plan, no less than 400 shares nor more than 800 shares of Common Stock; provided, however, with respect to the fiscal year beginning October 1, 1996, each Non-Employee Director shall receive 400 shares of Common Stock promptly after the Plan is approved by the stockholders as provided in Section 2 hereof.

     7. Number of Shares of Common Stock Issuable Under the Plan. The maximum number of shares of Common Stock that may be issued under the Plan shall be 30,000; provided, however, that if the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving Common Stock, then the numbers, rights and privileges of the shares issuable under the Plan shall be increased, decreased or changed in like manner.

     8. Miscellaneous Provisions (a) Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained as a Director of the Company.

     (b) A participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

     (c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

     (d) The Company shall be entitled to deduct from any payment or distribution of Common Stock under the Plan for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment or distribution a sufficient number of shares of Common Stock necessary to satisfy such liability, or the Company may require the Non-Employee Director to pay such tax to the Company in cash prior to and as a condition of the making of such payment or distribution.

     (e) The expenses of the Plan shall be borne by the Company.

     (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares hereunder.

     (g) By accepting any Common Stock hereunder or other benefit under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Committee.

     (h) The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any shares of Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other applicable statute, right or regulation.

     (i) The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     (j) Pending issuance of shares of Common Stock hereunder, all compensation earned by a Non-Employee Director shall be the property of such director and shall be paid to him or her in cash in the event that shares of Common Stock are not issued.

     (k) Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

     9. Amendment. The Plan may be amended at any time and from time to time by resolution of the Board as the Board shall deem advisable; provided, however, that no material amendment shall become effective without stockholder approval. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of Common Stock theretofore issued without such participant's written consent.

     10. Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

          (a) upon the adoption of a resolution of the Board terminating the Plan; or

          (b) December 3, 2003.

     No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her consent with respect to any shares of Common Stock theretofore earned and issuable under the Plan.

                                             -----------------------------------

                                             -----------------------------------

                                                  NOTICE OF ANNUAL MEETING

                                                       OF STOCKHOLDERS

                                                         TO BE HELD

                                                        MARCH 5, 1997

                                                             AND

                                                       PROXY STATEMENT

                                               [HELMERICH & PAYNE, INC. LOGO]

                                                   HELMERICH & PAYNE, INC.

                                                    UTICA AT TWENTY-FIRST

                                                    TULSA, OKLAHOMA 74114

                                             -----------------------------------

                                             -----------------------------------

                         APPENDIX TO ELECTRONIC FILING

                         LIST OF IMAGE INFORMATION NOT
                              FILED ELECTRONICALLY

     Photographs of the Directors and Nominees for Directors have been omitted from Pages 5 through 7 of this Proxy Statement.

     A graphic representation of the Performance Graph described on Pages 15 and of this Proxy Statement has been omitted.

--------------------------------------------------------------------------------

PROXY FOR ANNUAL MEETING                  THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.
HELMERICH & PAYNE, INC.                   The undersigned hereby appoints as his/her proxies,
---------------------------------------   with powers of substitution and revocation, W. H.
                                          Helmerich, III, Hans Helmerich, and Steven R.
                                          Mackey, or each of them, to vote all shares of
                                          Helmerich & Payne, Inc., which the undersigned would
                                          be entitled to vote at the Annual Meeting of
                                          Stockholders of Helmerich & Payne, Inc., to be held
                                          on the 41st Floor of the First National Tower
                                          Building, 15 East Fifth Street, Tulsa, Oklahoma, on
                                          Wednesday, March 5, 1997, at 12:00 noon, Tulsa time,
                                          and all adjournments thereof.

1. Nominees for Directors of the "Third Class" for a three-year term are W. H. Helmerich, III and Glenn A. Cox. DIRECTORS RECOMMEND A VOTE FOR ITEM 1.

      [ ] FOR all listed nominees          [ ] WITHHOLD vote from            [ ] WITHHOLD vote only from _________
                                               all listed nominees               _________________________________

2. Approval of the Helmerich & Payne, Inc. 1996 Stock Incentive Plan. DIRECTORS RECOMMEND A VOTE FOR ITEM 2.

      [ ] FOR                              [ ] AGAINST                       [ ] ABSTAIN

3. Approval of the Helmerich & Payne, Inc. Non-Employee Directors' Stock Compensation Plan. DIRECTORS RECOMMEND A VOTE FOR ITEM 3.

      [ ] FOR                              [ ] AGAINST                       [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                            (Continued on Next Page)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          (Continued from First Page)

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE WISHES OF THE STOCKHOLDER AS SPECIFIED IN THE SQUARES AND ON THE LINE PROVIDED ON THE REVERSE SIDE HEREOF; HOWEVER, IF NO SPECIFICATION IS MADE IN THE SQUARES OR ON THE LINE PROVIDED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FULL SLATE OF DIRECTORS AND FOR ITEMS 2 AND 3.

    PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                Dated: __________________, 1997.




                                                --------------------------------
                                                (Sign here exactly as name
                                                appears. When signing as
                                                attorney, executor,
                                                administrator, guardian, or
                                                corporate official, please give
                                                your full title as such.)

--------------------------------------------------------------------------------